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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2011
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Hudson Pacific Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

11601 Wilshire Blvd., Suite 1600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 445-5700
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Hudson Pacific Properties, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our” and “us”), in connection with the matters described herein.
Item 1.01 Entry into a Material Definitive Agreement.
On April 26, 2011, we entered into subscription agreement with funds affiliated with Farallon Capital Management, L.L.C., or Farallon, in connection with a private placement of 3,125,000 shares of our common stock to Farallon (the “Private Placement”). The purchase price to be paid in the Private Placement is $14.62 per share.
We intend to use the net proceeds from the Private Placement to repay indebtedness under our secured revolving credit facility, to fund future acquisitions, including potentially the acquisition of the remaining 49% interest in the Rincon Center property that we do not currently own, and for general working capital purposes.
In connection with the Private Placement, our board of directors has granted to certain of the Farallon excepted holders revised exemptions from ownership limits, subject to substantially the same conditions and limitations as those that have been in place under the exemptions previously granted to the Farallon excepted holders and, if applicable, our operating partnership in connection with our initial public offering. The 3,125,000 shares of common stock issued to the Farallon Funds in the Private Placement will be “restricted shares” as defined in Rule 144.
The shares of common stock to be issued in the Private Placement will not have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. We have agreed to enter into an amendment to an existing registration rights agreement pursuant to which the common stock purchased by the Farallon Funds in the Private Placement will be entitled to the benefits of the existing registration rights agreement.
This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. We expect the closing of the Private Placement to occur on May 3, 2011.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 regarding the Private Placement is incorporated by reference into this Item 3.02.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.
Date: April 28, 2011	By:	/s/ Mark Lammas
Mark Lammas
Chief Financial Officer